EXHIBIT 10.21




ROBERT  B.  HOLLAND,  III
Chief  Operating  Officer  and
General  Counsel

                                December 17, 1998


Mr.  James  C.  Musselman
Triton  Exploration  Services
6688  N.  Central  Expressway,  Suite  1400
Dallas,  Texas  75206

Dear  Jim:

This letter is intended to reflect the understanding that you and Jack Furst, acting on behalf of the Board, and I have reached regarding my compensation.

I will receive 112,500 new options (50% of the options I now hold priced at $30 and above) priced at $14.50 as part of the grants approved by the Board on December 2, 1998.

I will be paid the severance and SERP payments contemplated by Section 2.3-1 and 2.3-2 of my employment agreement (totaling $3,232,621) prior to expiration of the rights offering, and the Company will thereafter have no further obligation to me under Sections 2.3-1 or 2.3-2 of my employment agreement (i.e., the severance and SERP sections) or under the SERP.

Thereafter I will remain employed in my current capacities, but I will no longer receive a base salary. I will, however, be entitled to exercise any Options held by me at the time my employment terminates for a period of five years after the time of termination if the time of termination is on or after June 30, 1999 (or earlier if a Change of Control unrelated to the Hicks Muse investment shall occur, or if I am terminated without Cause or if I terminate my employment for Good Reason). Otherwise, any such Options shall be exercisable for one year after the Date of Termination of my employment as provided by my employment agreement.

Except as modified by this letter, my employment, indemnity and option agreements shall remain in effect in accordance with their terms (the defined terms used in this letter having the same meaning as under my employment agreement).

If you are in agreement with the foregoing, please so indicate by executing and returning the enclosed copy of this letter.

Very  truly  yours,


Robert  B.  Holland,  III

ACCEPTED  and  AGREED  as  of
the  date  first  written  above.

TRITON  EXPLORATION  SERVICES,  INC.     TRITON  ENERGY  LIMITED  as  guarantor


By:_________________________________          By:
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